INNOVATION IN PHOTODYNAMIC THERAPY

DUSA Pharmaceuticals, Inc. ®
For Immediate Release

DUSA Pharmaceuticals Registration Statement Declared Effective

Wilmington, MA., May 4, 2004 - DUSA Pharmaceuticals, Inc. (NASDAQ NMS: DUSA) today reported that its registration statement on Form S-3 with respect to the 2,587,500 shares issued to investors, and the 155,250 shares issued to the placement agent as commissions and non-refundable retainer, in connection with the recent private placement was declared effective today at 10:00 a.m.

This action allows the resale of shares of the Company by certain selling shareholders from time to time. DUSA will not receive any proceeds from the resale by the selling shareholders.

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development of LEVULAN® Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical indications. PDT and PD utilize light-activated compounds such as LEVULAN® to induce a therapeutic or detection effect. DUSA is a world leader in topically or locally applied PDT and PD. The Company maintains offices in Wilmington, MA, Valhalla, NY, and Toronto, Ontario.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The offer is made only by prospectus.

For further information contact:D. Geoffrey Shulman, MD, President & CEO or Shari Lovell, Director, Shareholder Services Tel: 416.363.5059 Fax 416.363.6602 or visit www.dusapharma.com